Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SB One Bancorp

Paramus, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-20645 and 333-218370) and Forms S-8 (Nos. 333-196324, 333-130944, 333-122045 and 333-20603) of SB One Bancorp of our reports dated March 10, 2020, relating to the consolidated financial statements and the effectiveness of SB One Bancorp’s internal control over financial reporting, both of which appear in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 10, 2020